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Exhibit 5.5

CONSENT OF KAPPES, CASSIDAY & ASSOCIATES

        We hereby consent to the reliance in this Registration Statement on Form F-10 of Gammon Lake Resources Inc. ("Gammon Lake") on our reports entitled "Ocampo, Chihuahua Underground & Surface Mines Mill and Heap Leach: Bankable Feasibility Study," dated November 29, 2004, commissioned by Gammon Lake and referenced in the following documents, all of which are incorporated by reference in this Registration Statement: (i) Management's Discussion and Analysis of Financial Conditions and Results of Operations for the financial year ended July 31, 2004, (ii) Management's Discussion and Analysis of Financial Conditions and Results of Operations for the three month period ended October 31, 2004, (iii) Material Change Report, dated September 7, 2004, (iv) Material Change Report, dated November 11, 2004, and (v) Material Change Report, dated November 23, 2004.

Reno, Nevada December 17, 2004	KAPPES, CASSIDAY & ASSOCIATES
/s/ DANIEL M. KAPPES Signature
Daniel M. Kappes Name
President Title

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  Exhibit 5.5
CONSENT OF KAPPES, CASSIDAY & ASSOCIATES